February 4, 2011

To the Members of Southwest Iowa Renewable Energy, LLC:

The Annual Meeting of Members of our Company will be held on Friday, March 18, 2011, at 1:00 p.m. Central Daylight Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575.

A notice of internet availability of proxy materials (which includes information about the Proxy Card, Proxy Statement, Notice of the 2011 Annual Members Meeting and the Company’s 2010 Annual Report (the “Proxy Materials”)) was mailed to the Members today, and the Proxy Materials have been posted on our website at www.sireethanol.com.  We urge all Members to access the Proxy Materials, print the Proxy Card, fill it out and send to us to count your votes for the 2011 Annual Members Meeting.  We will also be mailing Proxy Cards to all Members on or about February 14, 2011.  Holders of Series A, B and C Units are entitled to vote at the Annual Meeting on the basis of one vote for each Unit held, though only the holders of Series A Units may vote to elect the Series A Director nominated to be elected at the 2011 Annual Meeting.  If you attend the Annual Meeting in March, you may nevertheless revoke the proxy and vote in person even though you previously mailed the Proxy Card.

By resolution dated January 21, 2011, the Company’s Board of Directors authorized voting on the matters described in the attached Proxy Statement to be made via the enclosed Proxy Card.

It is important that your Units be represented at the meeting whether or not you are personally in attendance, and I urge you to review carefully the Proxy Statement and access the Proxy Card at our website, then sign, date and return it at your earliest convenience.  I look forward to meeting you and with our Directors and Officers, reporting our activities and discussing the Company’s business.  I hope you will be present.

Very truly yours,

Brian T. Cahill
President and General Manager

Your Officers and Directors desire that all Members be present or represented at the Annual Meeting.  Even if you plan to attend in person, please locate and print from our website the proxy card, date, sign and return it at your earliest convenience so that your Units may be voted.  If you do attend the meeting in March, you retain the right to vote even though you mailed the enclosed proxy.  The proxy must be signed by each registered holder exactly as the Unit is registered.

10868 189th Street, Council Bluffs, IA 51503

PROXY STATEMENT

FOR ANNUAL MEETING OF MEMBERS
TO BE HELD MARCH 18, 2011

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board of Directors”) of Southwest Iowa Renewable Energy, LLC, an Iowa limited liability company (the “Company”), of proxies to be voted at the Annual Meeting of Members to be held on March 18, 2011, or any adjournment thereof (the “2011 Annual Meeting”).  The date on which this Proxy Statement is first being sent or given to Members of the Company is on or about February 4, 2011.

The proxy statement, the notice of the 2011 Annual Meeting, form of proxy, and the Company’s annual report for the fiscal year ended 2010 (“Fiscal 2010”) may be requested by calling (877) 776-5999, emailing proxy@sireethanol.com, or accessing www.sireethanol.com and clicking on the “Investor Relations” tab.

PURPOSES OF THE MEETING

The 2011 Annual Meeting is to be held for the purposes of:

(1)      To elect one Series A Director to serve until the 2015 Annual Member Meeting or until his successor shall be elected and qualified; and

(2)      To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors unanimously recommends that the Series A Members vote FOR the election as Series A Director of the person named under ELECTION OF SERIES A DIRECTOR.

VOTING, VOTING SECURITIES AND PRINCIPAL UNIT HOLDERS

General

The record date for holders of Units entitled to notice of, and to vote at, the 2011 Annual Meeting is the close of business on January 21, 2011 (the “Record Date”).  As of the Record Date, the Company had outstanding and entitled to vote at the 2011 Annual Meeting 8,805 Series A Units, 3,334 Series B Units, and 1,000 Series C Units.  Unless there is other business to be presented for action at the 2011 Annual Meeting, the only Units to be voted will be those held by Series A Members.

In deciding all questions, Members are entitled to one vote, in person or by proxy, for each Unit, regardless of class, held in the Member’s name at the close of business on the Record Date (though only Series A Members may vote for the election of the Series A Director).  Your Units will be voted in accordance with the instructions you indicate when you submit your Proxy Card.  If you submit a Proxy Card, but do not indicate your voting instructions, your Units will be voted as follows:

●	FOR the election of the Director nominee listed in this Proxy Statement (for Series A Members); and

●
At the discretion of the proxy holders in a manner that they consider being in the best interests of the Company, upon such other business as may properly come before the 2011 Annual Meeting or any adjournment or postponement thereof (for all Members).

Voting by Mail

By signing and returning the Proxy Card according to the instructions provided, you are enabling the individuals named on the Proxy Card, known as “proxies,” to vote your Units at the meeting in the manner you indicate.  We encourage you to sign and return the Proxy Card even if you plan to attend the meeting.  In this way your Units will be voted even if you are unable to attend the meeting.

Voting in Person at the Meeting

If you plan to attend the Annual Meeting and vote in person, the Company will provide you with a ballot at the meeting.  If your Units are registered directly in your name, you are considered the Unit holder of record, and you have the right to vote in person at the meeting.  If your Units are held in the name of your broker or other nominee, you are considered the beneficial owner of Units held in your name.  In that case, and if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these Units.

Quorum

The presence, in person or by proxy, of the holders of at least twenty-five percent (25%) of the Units outstanding and entitled to vote at the 2011 Annual Meeting is necessary to constitute a quorum.  Abstentions and Units held by brokers, banks, other institutions and nominees that are voted on any matter at the 2011 Annual Meeting are included in determining the presence of a quorum for the transaction of business at the commencement of the 2011 Annual Meeting and on those matters for which the broker, nominee or fiduciary has authority to vote.  Proxies representing a Member’s Units or ballots which are marked to “withhold authority” with respect to the election of the nominee for election as Director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the 2011 Annual Meeting and for purposes of voting for the election of the Director.  Because the Proxy Card states how the Units will be voted in the absence of instructions by the Member, executed proxies bearing no instructions by the Member will be counted as present for quorum purposes and for the purpose of voting for the election of the Director.

Unit Ownership

As of December 31, 2010, there were 8,805 Series A Units, 3,334 Series B Units, and 1,000 Series C Units issued and outstanding.  The following table sets forth certain information as of December 31, 2010, with respect to the Unit ownership of: (i) those persons or groups (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who beneficially own more than 5% of any Series of Units, (ii) each Director of the Company, and (iii) all Officers and Directors of the Company, nine in number, as a group.  Unless otherwise provided, the address of those in the following table is 10868 189th Street, Council Bluffs, Iowa 51503.  Except as noted below, the persons listed below possess sole voting and investment power over their respective Units.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Series A	Theodore V. Bauer	36 Units1	0.41%
Series A	Hubert M. Houser	39 Units2	0.44%
Series A	Karol D. King	29 Units3	0.33%
Series A	Michael K. Guttau	12 Units4	0.14%
--	Brian T. Cahill	-0-	--
--	Karen L. Kroymann	-0-	--
--	Eric L. Hakmiller	-0-	--
--	Thomas J. Schmitt	-0-	--
--	Gregory P. Krissek	-0-	--
Series B	Bunge North America, Inc.	3334 Units	100%
Series C	ICM, Inc.	1000 Units	100%

Series A	All Officers and Directors as a Group	116 Units	1.92%

____________________________________
1 These Series A Units are owned jointly by Mr. Bauer and his wife, Donna Bauer.
2 These Series A Units are owned jointly by Mr. Houser and his wife, Paula Houser.
3 These Series A Units are owned jointly by Mr. King and his wife, Rozanne King.
4 These Series A Units are owned jointly by Mr. Guttau and his wife, Judith Guttau.

PROPOSAL 1
ELECTION OF SERIES A DIRECTOR

One Series A Director is to be elected at the 2011 Annual Meeting.  The Series A Director nominee elected at the 2011 Annual Meeting will serve until the 2015 Annual Meeting of Members or until his successor shall be elected and qualified.

The persons named in the accompanying form of Proxy intend to vote such Proxy for the election of the nominee named below as Series A Director of the Company to serve until the 2015 Annual Meeting of Members or until his successor shall be elected and qualified, unless otherwise properly indicated on such Proxy.  If the nominee shall become unavailable for any reason, the persons named in the accompanying form of Proxy are expected to consult with the Board of Directors in voting the Units represented by them at the 2011 Annual Meeting.  The Board of Directors has no reason to doubt the availability of the nominee and no reason to believe the nominee will be unable or unwilling to serve the entire term for which election is sought.

Proxies may not be voted for more than the one Series A Director nominee set forth below.  To be elected a Series A Director, the nominee must receive the favorable vote of the majority of Series A Units entitled to vote and represented in person or by proxy at the 2011 Annual Meeting.  The name of the Series A Director nominee, along with certain information concerning him, is set forth below.

Series A Director Nominee

The Series A Director nominee to be elected to serve a four-year term is Mr. Michael K. Guttau, age 64.  Mr. Guttau is a Series A Director, has been a Director of the Company since 2007, a member of the Risk Management Committee of the Board and Chairman of the Audit Committee.

Mr. Guttau has more than 30 years experience as a rural banker.  He has held various positions with Treynor State Bank, where he currently serves as CEO and Chairman of the Board.  Further, Mr. Guttau has also served as a board member of a number of banking organizations, including the Council of Federal Home Loan Banks in Washington, D.C., where he served as Chairman from 2008 to 2009 and Vice Chairman from 2004 to 2007, the Iowa Division of Banking, where he served as Superintendent of Banking from 1995 to 1999, and the Federal Home Loan Bank of Des Moines where he has served as Chairman since 2007.  Mr. Guttau has also served as a Director of the Iowa Bankers Association, Iowa Bankers Mortgage Corporation, Iowa Student Loan Liquidity Corp., Iowa Business Development Finance Corp. and Iowa See Capital Liquidation Corp.  He has also served as President of the Southwest Iowa Bank Administration Institute and is

a Past Chairman of the ABA Community Bankers from 1991 to 1992.  Mr. Guttau is the 2010 recipient of the James Leach Bank Leadership Award.

Mr. Guttau meets the “independent director” standards applicable to companies listed on the Nasdaq Capital Market (though the Company’s Units are not listed on any exchange or quotation system).  Mr. Guttau does not serve as a director of any other company having a class of securities registered under section 12 of the Exchange Act, or subject to section 15(d) of the Exchange Act, nor does he serve as a director of an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).   Mr. Guttau’s address is 10868 189th Street, Council Bluffs, Iowa 51503.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SERIES A MEMBERS VOTE FOR THE ELECTION OF MR. MICHAEL K. GUTTAU AS SERIES A DIRECTOR FOR A FOUR-YEAR TERM.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented for action at the 2011 Annual Meeting.  If any matters do come before the 2011 Annual Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the 2011 Annual Meeting.

ADDITIONAL INFORMATION

Certain Relationships and Related Transactions, and Director Independence

On November 1, 2006, in consideration of its agreement to invest $20,004,000 in the Company, Bunge North America, Inc. (“Bunge”) purchased Series B Units under an arrangement whereby the Company would (i) enter into various agreements with Bunge or its affiliates discussed below for management, marketing and other services, and (ii) have the right to elect a number of Series B Directors which are proportionate to the number of Series B Units owned by Bunge, as compared to all Units.  Under the Third Amended and Restated Operating Agreement of the Company (the “Operating Agreement”), the Company may not, without Bunge’s approval (i) issue additional Series B Units, (ii) create any additional Series of Units with rights which are superior to the Series B Units, (iii) modify the Operating Agreement to adversely impact the rights of Series B Unit holders, (iv) change our status from one which is managed by managers, or change back to manager management in the event the status is changed to member management, (v) repurchase or redeem any Series B Units, (vi) take any action which would cause a bankruptcy, or (vii) approve a transfer of Units allowing the transferee to hold more than 17% of our Units or to a transferee which is a direct competitor of Bunge.

Bunge N.A. Holdings, Inc. (“Holdings”), an affiliate of Bunge, agreed to extend us a Subordinated Term Note, dated August 26, 2009 (the “Original Holdings Note”), due on August 31, 2014, repayment of which is subordinated to our credit agreement with AgStar Financial Services, PCA (the “Credit Agreement”).  On June 23, 2010, the Company amended and restated the Original Holdings Note by issuing the amended and restated note to Holdings (the “Holdings Note”), which increased the principal amount of such note to $28,106,578.97 (representing outstanding principal plus accrued interest through the most recent interest payment date) and amended Holding’s right to proceeds from the sale or issuance of equity or debt securities during such time as Holdings holds Series U Units of the Company (“Series U Units”).  The Holdings Note is convertible into Series U Units, at the option of Holdings, at the price of $3,000 per Unit.  Interest accrues at the rate of 7.5 percent over six-month LIBOR.  Principal and interest may be paid only after payment in full under the Credit Agreement.  As of September 30, 2010, approximately $29,220,000 was outstanding under the Holdings Note and approximately $404,000 of accrued interest is due Holdings.  During Fiscal 2010, we paid $2,000,000 principal and $33,153 interest on the Holdings Note.  No payments were made during the year ended September 30, 2009 (“Fiscal 2009”).

On June 23, 2010, the Company also executed the Holdings Equity Agreement, under which Holdings (i) has preemptive rights to purchase new securities in us and (ii) receive 76% of the proceeds received by us from the issuance of equity or debt securities.

The Company entered into the revolving note with Holdings dated August 26, 2009 (the “Holdings Revolving Note”), providing for the extension of a maximum of $10,000,000 in revolving credit.  Holdings has a commitment, subject to certain conditions, to advance up to $3,750,000 at our request under the Holdings Revolving Note; amounts in excess of $3,750,000 may be advanced by Holdings in its discretion.  Interest will accrue at the rate of 7.5 percent over six-month

LIBOR.  While repayment of the Holdings Revolving Note is subordinated to the Credit Agreement, the Company may make payments on the Holdings Revolving Note so long as the Company is in compliance with its borrowing base covenant and there is not a payment default under the Credit Agreement.  The outstanding balances at December 31, 2010 and 2009 were $3,750,000 and $0, respectively.

The Company entered into a Distillers Grain Purchase Agreement dated October 13, 2006 (“DG Agreement”) with Bunge, under which Bunge pays a sales price less transportation costs, rail lease charge and a fixed rate marketing fee for the distillers grains the Company produces.  The DG Agreement continues until February 2019, when it will automatically renew for successive three-year terms unless a 180-day written notice is given of either party’s election not to renew before the expiration of the initial term or the then-current renewal term.  The Company is required to pay a minimum annual marketing fee of $150,000.  Beginning on February 1, 2012, the annual minimum amount and the purchase price may be adjusted.  Either party may terminate the agreement as provided in the DG Agreement.   We have incurred $977,658 and $467,092 of marketing expenses during Fiscal 2010 and 2009, respectively.

In October 2006, the Company entered into an agreement with a company in which Bunge holds a membership interest, AGRI-Bunge, LLC (“AB”), to procure all grain required for the Company’s ethanol plant.  The Agreement with AB has a term of ten years and automatically renews for successive three-year terms unless a 180-day written notice is given by either party.  We pay an annual minimum fee of $675,000 under the agreement.  Expenses for Fiscal 2010 and 2009 were $1,209,887 and $607,565, respectively; $4,677 of the Fiscal 2010 expenses are included in accrued expenses at September 30, 2010.  As of September 30, 2010, the Company has several corn cash contracts with AB, amounting to approximately 1,804,000 bushels, for a commitment of $7,481,985 and several basis contracts representing approximately 305,000 bushels of corn.  The contracts mature on various dates through July 2011.  Effective November 17, 2010, AB exercised a contractual right of assignment under certain Supply and Agency Agreements.  As a result, Bunge is now the successor party to AB for each of these agreements with us.

On January 30, 2008, the Company entered into a Support Services Agreement (the “Support Services Agreement”), under which Bunge provides us with engineering support, provides reports to the Agent and assists us with requests by the Agent.  The Company pays, in addition to Bunge’s out of pocket expenses, an hourly fee of $95 for such services.  The terms of the Support Services Agreement expired on December 31, 2008; however the Support Services Agreement was continued on a month to month basis.  The Company has not incurred any expenses for the year ended September 30, 2010.  Expenses for the years ended September 30, 2009 were $38,924.

On December 15, 2009, the Company entered into a Lease Agreement (the “Lease Agreement”) with Bunge, under which the Company leases from Bunge a grain elevator located in Council Bluffs, Iowa, for approximately $67,000 per month.   Expenses for Fiscal 2010 and 2009 were $799,964 and $603,474 under the Lease Agreement.  In connection with the Lease Agreement, we entered into a grain purchase agreement, under which we agreed to purchase the grain inventory at the grain elevator and the grain inventory located in our on-site storage facility.  The Company purchased approximately 1,900,000 bushels of corn at an approximate market value of $6,000,000 during the year ended September 30, 2009.

On December 15, 2008, the Company entered into the Ethanol Agreement with Bunge (the “Ethanol Agreement”), under which the Company sells to Bunge all of the ethanol the Company produces, and Bunge purchases the same, up to the Facility’s nameplate capacity of 110,000,000 gallons a year.  The Company pays Bunge a per-gallon fee for ethanol sold, subject to a minimum annual fee of $750,000 and adjusted according to specified indexes after three years.  The initial term of the Ethanol Agreement continues until August 2012 and it will automatically renew for successive three-year terms unless one party provides the other with notice of their election to terminate 180 days prior to the end of the term.  Expenses under the Ethanol Agreement of $773,060 and $63,186 were incurred during Fiscal 2010 and Fiscal 2009, respectively.

Under a Risk Management Services Agreement effective January 1, 2009, Bunge agreed to provide us with assistance in managing our commodity price risks for a quarterly fee of $75,000.  The agreement has an initial term of three years and will automatically renew for successive three year terms, unless one party provides the other notice of their election to terminate 180 days prior to the end of the term.  Expenses for Fiscal 2010 and 2009 were $300,000 and $225,000, respectively.

On June 25, 2007, the Company entered a railcar sublease agreement (the “Railcar Agreement”) with Bunge for the lease of 320 ethanol tank cars and 300 distillers grain cars. The lease commenced in January 2009, continues for a term of ten years, and terminates upon the termination of the final car lease. On June 26, 2009, the Company executed a restated agreement (the “Restated Agreement”) for the sublease of 325 ethanol cars and 300 hopper cars. Under the Railcar Agreement, the Company subleases railcars for terms lasting 120 months and continuing on a month to month basis thereafter. The Railcar Agreement will terminate upon the expiration of all railcar subleases. The Restated Agreement reflected changes as a result of Bunge’s purchase and sale/leaseback of railcars from a new railcar equipment lessor other than contemplated in the Railcar Agreement. Expenses under this agreement for Fiscal 2010 and Fiscal 2009 were $4,855,683 and $3,655,498, respectively.

On November 12, 2010, the Company entered into a Corn Oil Agency Agreement with Bunge (the “Corn Oil Agency Agreement”), pursuant to which Bunge will market corn oil extracted at our facility, so long as our corn oil meets the mutually agreed production standards.  The Corn Oil Agency Agreement commences on the date the Tricanter Equipment begins producing commercial viable quantities of corn oil and continues for three years thereafter.  The Corn Oil Agency Agreement will automatically renew for subsequent three year period, unless either party provides at least 180 days written notice of non-renewal prior to expiration of the then-current term.  Under the Corn Oil Agency Agreement, Bunge has the option of buying corn oil from us for its own account, including for resale to third parties.  In the event Bunge purchases corn oil from us for its own account, Bunge will pay the fair market value of the corn oil, as determined by us and Bunge.  For its efforts in marketing our corn oil, the Company will pay Bunge a marketing fee of $0.0074 per pound of corn oil sold; provided, however, that at such times as the amount outstanding under the Holdings Revolving Note equal or exceed $1,000,000, the Company will pay Bunge a marketing fee of $0.01 per pound of corn oil sold.  Beginning on the third anniversary of the effective date of the Corn Oil Agency Agreement, the marketing fee paid will be adjusted based on the change in the immediately preceding 12 month period Employment Cost Index; Not Seasonally Adjusted; Total Compensation; Private Industry; twelve-month percent change; Midwest Workers, published by the Bureau of Labor and Statistics.  During Fiscal 2010 and Fiscal 2009, the Company had not paid any fees to Bunge under the Corn Oil Agency Agreement.

ICM

On November 1, 2006, in consideration of its agreement to invest $6,000,000 in us, ICM, Inc. (“ICM”) became our sole Series C Member.  As part of ICM’s agreement to invest in our Series C Units, the Operating Agreement provides that the Company will not, without ICM’s approval (i) issue additional Series C Units, (ii) create any additional Series of Units with rights senior to the Series C Units, (iii) modify the Operating Agreement to adversely impact the rights of Series C Unit holders, or (iv) repurchase or redeem any Series C Units.  Additionally, ICM, as the sole Series C Unit owner, is afforded the right to elect one Series C Director to the Board so long as ICM remains a Series C Member.  Gregory P. Krissek is the current Series C Director elected by ICM.

On June 23, 2010, the Company entered into the Loan Satisfaction Agreement with a prior lender and ICM under which ICM paid a prior debt obligation of $8,773,299.75.  In connection with that agreement, the Company issued the ICM Note in the amount of $9,969,816, which is convertible at the option of ICM into Series C Units at a conversion price of $3,000 per unit.  As of September 30, 2010, there was approximately $10,061,422 outstanding under the ICM Note.  The greatest amount outstanding during the last three fiscal years under the ICM Note is $10,061,422, on September 30, 2010.  During Fiscal 2010, the Company paid no principal or interest on the ICM Note.

Additionally, to induce ICM to agree to the ICM Note, the Company entered into the ICM Equity Agreement on June 17, 2010, whereby ICM (i) retains preemptive rights to purchase new securities in us and (ii) receive 24% of the proceeds received by us from a sale or issuance of equity or debt securities.

On July 13, 2010, the Company entered into a Joint Defense Agreement (the “Joint Defense Agreement”) with ICM, which contemplates that the Company may purchase from ICM one or more tricanter centrifuges (the “Centrifuges”).  Because such equipment has been the subject of certain legal actions regarding potential patent infringement, the Joint Defense Agreement provides as follows: (i) that the parties may, but are not obligated to, share information and materials that are relevant to the common prosecution and/or defense of any such patent litigation regarding the Centrifuges (the “Joint Defense Materials”), (ii) that any such shared Joint Defense Materials will be and remain confidential, privileged and protected (unless such Joint Defense Materials cease to be privileged, protected or confidential through no violation of the Joint Defense Agreement), (iii) upon receipt of a request or demand for disclosure of Joint Defense Material to a third party, the party receiving such request or demand will consult with the party that provided the Joint Defense Materials and if the party that supplied the Joint Defense Materials does not consent to such disclosure then the other party will seek to protect any disclosure of such materials, (iv) that neither party will disclose Joint Defense Materials to a third party without a court order or the consent of the party who initially supplied the Joint Defense Materials, (v) that access to Joint Defense Materials will be restricted to each party’s outside attorneys, in-house counsel, and retained consultants, (vi) that Joint Defense Materials will be stored in secured areas and will be used only to assist in prosecution and defense of the patent litigation and (vii) if there is a dispute between us and ICM, then each party waives its right to claim that the other party’s legal counsel should be disqualified by reason of this the Joint Defense Agreement or receipt of Joint Defense Materials.  The Joint Defense Agreement will terminate the earlier to occur of (i) the final resolution of all patent litigation or (ii) a party providing ten (10) days advance written notice to the other party of its intent to withdraw from the Joint Defense Agreement.  No payments have been made by either party under the Joint Defense Agreement.

On August 25, 2010, the Company entered into a Tricanter Purchase and Installation Agreement (the “Tricanter Agreement”) with ICM, pursuant to which ICM is selling us a tricanter oil separation system (the “Tricanter Equipment”).

ICM installed the equipment at our ethanol plant in Council Bluffs, Iowa.  The Tricanter Equipment separates corn oil from the post-fermentation syrup stream as it leaves the evaporators of the ethanol plant. The corn oil is then routed to storage tanks, and the remaining concentrated syrup is routed to the plant’s syrup tank. Depending on our end users, the corn oil can be marketed as either a feed additive or a biodiesel feedstock.  Because of the process the Company will be utilizing, the corn oil is not viable as a food grade commodity without further processing. In the Tricanter Agreement, ICM has agreed to indemnify and hold us harmless from all claims, demands, liabilities, actions, litigations, losses, damages, costs and expenses (including reasonable attorneys’ fees) arising out of the infringement of adversely owned patents, copyrights or any other intellectual property rights in connection with our purchase and/or use of the Tricanter Equipment.

The Company does not have any policies adopted by the Board governing the review or approval of related party transactions.

Directors

The chart below lists the Directors whose terms continue after the 2011 Annual Meeting and also includes the Series A nominee, Mr. Guttau.  The Directors listed below under “Independent Directors” meet the “independent director” standards applicable to companies listed on the Nasdaq Capital Market (though the Company’s Units are not listed on any exchange or quotation system) (“Independent Directors”).  “Interested Directors” are those listed below who do not meet the “independent director” standards applicable to companies listed on the Nasdaq Capital Market (though the Company’s Units are not listed on any exchange or quotation system).  The address for all Directors is 10868 189th Street, Council Bluffs, Iowa 51503.  None of the Directors listed below currently serve on the board of directors of any other company having a class of securities registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, nor have any of our Directors served as directors of an investment company registered under the Investment Company Act.  Under the Operating Agreement, the Series A Directors’ terms are staggered such that one Director will be up for election every year.

Board Leadership Structure and Role in Risk Oversight

The Company is currently managed by a Chief Executive Officer who is separate from the Chairman of the Board of Directors.  Brian T. Cahill currently serves as General Manager/Chief Executive Officer of the Company, while Karol D. King currently serves as Chairman of the Board of Directors.  The Company has determined that the current separation of the two roles allows its Chief Executive Officer to manage the day to day operations of the Company while allowing the Chairman to focus on leading the Board of Directors in its duty to act in the best interests of the Company and its Members.  The Company believes this leadership structure allows the Board of Directors the ability to best focus on its oversight role and provide the Company a perspective that is independent from that of its management.  While the Company does not have a policy mandating the leadership structure of the Company aside from the Operating Agreement, the Board of Directors reserves the right to determine the appropriate leadership structure for its Board of Directors from time to time.

The Board of Directors is actively involved in overseeing all material risks that face the Company. The Board of Directors administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers’ management of the Company and through its risk management committee.

Director Qualifications

The table below discusses the experiences, qualifications and skills of each of our Directors which led to the conclusion that they should serve as such.  Our Series A Directors are nominated by the Board of Directors, following consideration by the Board’s Nominating Committee, and then elected by our Series A Unitholders.  The two Series B Directors and the Series C Director are appointed by Bunge and ICM, respectively, under the terms of our Operating Agreement.

Director	Experiences, Qualifications and Skills
Series A Directors	Elected by Series A Unit Holders
Theodore V. Bauer	Mr. Bauer’s background as a farmer and agribusinessman, as well as his past service on a number of civic and corporate boards, including the Iowa Quality Producers Alliance, an organization devoted to value-added agriculture and rural economic development, are important factors qualifying Mr. Bauer as one of the Board’s Series A independent directors.

Michael K. Guttau	Mr. Guttau was recruited to serve as an independent Series A Director and as the Audit Committee Financial expert given his background and experience as a banking executive and board member of a number of banking and civic organizations. Mr. Guttau’s experience includes more than 30 years as a rural banker, providing a long-term view of agriculture and ag-related businesses.

Hubert M. Houser	Senator Houser brings to the Board of Directors more than 30 years of experience as a member of the Iowa legislature and the county board in which the Company is located. During his career, Senator Houser has developed a reputation as a leader in rural economic development. He provides significant assistance to the Board of Directors in the Company’s interaction with all levels of local and state government and also provides a long-term view of the further development of the Company’s site and business.

Karol D. King	Mr. King, the Board’s Chairman and an independent Director elected by Series A members, has a long career as a farmer and owner of a number of ag-related business. In addition, Mr. King has held leadership positions in numerous local and national ag producer groups, in particular the Iowa and national corn growers associations. In these capacities he has participated in the development of the ethanol industry.

Series B Directors	Appointed by Bunge

Eric L. Hakmiller	Mr. Hakmiller is Vice-President and General Manager of Bunge Biofuels. Bunge is involved in sourcing and supplying corn, selling DDGS in domestic and export markets, selling biodiesel and marketing and trading ethanol. Bunge Biofuels also manages the risk of these volatile commodities to decrease market risk both for its own account and its marketing partners. Mr. Hakmiller brings this broader market view to his service as a member of the Board of Directors.

Thomas J. Schmitt	With more than 32 years of agribusiness experience with Bunge, and in his capacity as Manager of Western Region, Bunge North America Oilseed Processing, Mr. Schmitt brings extensive experience to the Board of Directors in oversight of agribusiness facilities. Mr. Schmitt's current responsibilities include management of the Bunge soy bean crush facility in Council Bluff's, located near the Company’s plant. This Bunge facility has an annual crush capacity of approximately 77 million bushels and is the largest soy bean crush facility in the United States.

Series C Directors	Appointed by ICM

Gregory P. Krissek	In his capacity as Director of Government Affairs for ICM, Mr. Krissek is intensely involved in biofuels issues at the local, state and national level. In addition to service on the Board of Directors, Mr. Krissek serves on the board of Growth Energy, a major industry trade group, and the boards of six private ethanol companies and brings a broad view of ethanol plant operations to the Company.

Independent Directors

Name and Age	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Karol D. King, 64	Series A Director and Chairman	Term expires 2013, Director since November, 2006
Corn, popcorn and soybean farmer near Mondamin, Iowa, since 1967; President, King Agri Sales, Inc. (marketer of chemicals, fertilizer and equipment) since 1995; President, Kelly Lane Trucking, LLC, since 2007; and Partner, KAR Farms since 1996.  Mr. King attended Iowa State University and has served on the Harrison County Farm Bureau Board, the Iowa Corn Growers Board, the Iowa Corn Promotion Board, the US Feed Grains Council Board, the National Gasohol Commission, and the National Corn Growers Association Board.

Name and Age	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Theodore V. Bauer, 58	Series A Director, President, Secretary and Treasurer	Term expires 2012, Director since March 2005; Officer since November 2006
Owner and operator of a farming operation and hunting preserve near Audubon, Iowa, since 1977; Co-Founder, and from 2005 to 2007, Director, Templeton Rye Spirits LLC; Director, Iowa Quality Producers Alliance, since 2003; Vice President, West Central Iowa Rural Water, from 2002 to 2007.  Mr. Bauer has an Ag Business degree from Iowa State University and is a graduate of the Texas A&M TEPAP program.

Hubert M. Houser, 68	Series A Director	Term expires 2014, Director since 2005
Lifetime owner of farm and cow-calf operation located near Carson, Iowa.  Mr. Houser has served in the Iowa Legislature since 1993, first in the House of Representatives and currently in the Senate.  Mr. Houser also served on the Pottawattamie County Board of Supervisors from 1979 to 1992, director of the Riverbend Industrial Park, and was a founder of the Iowa Western Development Association and Golden Hills RC&D.

Michael K. Guttau, 64	Series A Director	Term expires 2011, Director since 2007
Council of Federal Home Loan Banks, Washington, D.C., Chairman from 2008 to 2009, Vice Chairman from 2004 to 2007; Federal Home Loan Bank of Des Moines, Chairman since 2007, Chairman of Audit Committee from 2004 to 2006 and Chairman of Risk Management Committee (2007); since 1972, various positions with Treynor State Bank, currently CEO and Chairman of the Board; Superintendent of Banking, Iowa Division of Banking, from 1995 to 1999; Director, Iowa Bankers Association, Iowa Bankers Mortgage Corporation, Iowa Student Loan Liquidity Corp., Iowa Business Development Finance Corp. and Iowa See Capital Liquidation Corp.; President, Southwest Iowa Bank Administration Institute; Past Chairman, ABA Community Bankers from 1991 to 1992.  Mr. Guttau received his B.S., Farm Operations, from Iowa State University in 1969 and completed numerous U.S. Army education programs from 1969 to 1978.  Mr. Guttau is the 2010 recipient of the James Leach Bank Leadership Award.

Interested Directors

Name and Age	Position(s) Held with the Company	Term of Office† and Length of Time Served	Principal Occupation(s) During Past 5 Years
Thomas J. Schmitt, 60†	Series B Director and Vice Chairman	Since July 17, 2009
Manager, Western Region, Bunge North America Oilseed Processing.  Mr. Schmitt has worked with Bunge over thirty-two years.  Mr. Schmitt received a Bachelor’s degree in business administration from St. Ambrose University.

Eric L. Hakmiller, 48†	Series B Director	Since July 17, 2009
Vice-President and General Manager, Bunge Biofuels, Bunge North America.  Mr. Hakmiller received a Bachelor’s degree in economics from the University of Maine and a graduate degree from Loyola Marymount University.

Name and Age	Position(s) Held with the Company	Term of Office† and Length of Time Served	Principal Occupation(s) During Past 5 Years
Gregory P. Krissek, 48†	Series C Director	Since November 1, 2006
Director (Chairman) of KansasBio since 2010; Director, Corn, LP since 2010;  Director, Growth Energy since 2009;  Director, Kansas Ethanol, LLC since 2006; Director, Nesika Energy, LLC since 2006;  Director, Prairie Horizon Agri-Energy LLC since 2006; Director, Arkalon Ethanol LLC since 2006; Director, Bonanza BioEnergy LLC since 2006; Director, Conestoga Energy Partners, LLC since 2006;  Employee Director of Government Affairs, ICM, Inc., since 2006; Employee Director of Marketing and Governmental Affairs, United Bio Energy/U.S. BioEnergy, from 2003 to 2006; Director, Amaizing Energy, 2006-2008;  Director, Andersons Albion Ethanol LLC, 2006-2008; Director, Andersons Clymers Ethanol LLC, 2006-2008; Director (Chairman), National Ethanol Vehicle Coalition, 2007-2008; Secretary-Treasurer of the Board, Ethanol Promotion and Information Council 2004-2009 – President June 2008-2009; Director, Kansas Association of Ethanol Processors since 2004; Director, Kansas Energy Council, 2004-2008.  Mr. Krissek received his B.A. in Economics from Rockhurst University in Kansas City and his Juris Doctor and MBA from the University of Denver.

† The Interested Directors’ terms do not have a specified number of years, as these Directors are elected by the Series B Member or the Series C Member, as applicable.

Executive Officers of the Company

The table below lists all of the Company’s executive officers.  The address for all of the Company’s officers is 10868 189th Street, Council Bluffs, Iowa 51503.   There are no arrangements or understandings between any of the Company’s officers and any other persons pursuant to which he or she was selected as an officer.  None of the Officers listed below currently serves on the board of directors of any other company having a class of securities registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, nor have any of our officers served as directors of an investment company registered under the Investment Company Act.

Name And Age	Position(s) Held with the Company	Term of Office and Length of Time Served	Business Background During Past 5 Years
Brian T. Cahill, 57	General Manager and Chief Executive Officer	Since September, 2009
Executive Vice President, Distillery Innovations Segment, MGP Ingredients, Inc. (“MGP”) (a public company, which provides services in the development, production and marketing of naturally-derived specialty ingredients and alcohol products) from 2007 to 2008; CFO/Vice President of Finance and Administration, MGP, from 2002 to 2007; General Manager, MGP, from 1992 to 2002.  Mr. Cahill received a Bachelor of Science in Accounting from Bradley University and is a Certified Public Accountant.

Karen L. Kroymann, 49	Controller and Principal Financial Officer	Since June, 2009
Controller, Transgenomic, Inc., (a public company which provides services for DNA lab testing and manufacture-analysis equipment) from 2007 to 2008; Controller, TTI Technologies (a synthetic coal manufacturer) from 2006 to 2007; Asst. Controller, Future Foam (a manufacturer and fabricator of polyurethane foam) from 1999-2006.  Ms. Kroymann received a Bachelor’s of Arts degree from Mt. St. Clare College, an M.B.A. from the University of Nebraska and is a Certified Public Accountant.

Compensation of Directors and Executive Officers

Compensation of Directors

The Company does not provide its Directors with any equity or equity option awards, nor any non-equity incentive payments or deferred compensation.  The Company does not provide its Directors with any other perquisites, “gross-ups,” defined contribution plans, consulting fees, life insurance premium payments or otherwise. Following recommendation by the Company’s Corporate Governance/Compensation Committee and subsequent approval by the Board on March 16, 2007, the Company pays its Directors the following amounts (collectively, the “Compensation Policy”): (i) each Director receives an annual retainer of $12,000, (ii) each Director receives $1,000 per Board meeting attended (whether in person or telephonic), and (iii) the Compensation Policy has been approved to provide each Director with $3,000 per Board meeting attended (whether in person or telephonic) to be implemented at such time when the Company’s financial condition improves, provided that the foregoing amounts in (i) – (iii) shall not exceed $24,000 per Director in any calendar year.  Additionally, the following amounts are paid to Directors for specified services: (i) the Chairman of the Board is paid $7,500 per year, (ii) the Chairman of the Audit Committee and Audit Committee Financial Expert is paid $5,000 per year, (iii) the Chairmen of all other Committees are paid $2,500 per year, and (iv) the Secretary of the Board is paid $2,500 per year.

Independent Directors

The following table lists the compensation the Company paid in Fiscal Year 2010 to its Independent Directors.

Name	Fees Earned or Paid in Cash	All Other Compensation	Equity or Non-Equity incentives	Total

Theodore V. Bauer	$26,500	$0	$0	$26,500
Hubert M. Houser	$26,500	$0	$0	$26,500
Karol D. King	$31,500	$0	$0	$31,500
Michael K. Guttau	$29,000	$0	$0	$29,000

Interested Directors

The following table lists the compensation the Company paid in Fiscal Year 2010 to its Interested Directors:

Name	Fees Earned or Paid in Cash	All Other Compensation	Equity or Non-Equity incentives	Total
Eric L. Hakmiller†	$26,500	$0	$0	$26,500
Thomas J. Schmitt†	$26,500	$0	$0	$26,500
Gregory P. Krissek	$24,000	$0	$0	$24,000

† The Directors fees payable to the Interested Directors are paid directly to their corporate employers at such Directors’ request, and the Interested Directors do not receive any compensation from the Company for their service as Directors.

Compensation of Executive Officers

We do not currently provide any Unit options, non-qualified deferred compensation or pension benefits to our executive officers.  However, in June 2010, we adopted the Southwest Iowa Renewable Energy Equity Incentive Plan (the “Plan”).  The purpose of the Plan is to allow any officer or employee of the Company to share in the Company’s value through the issuance, from time to time, of Equity Participation Units (“Equity Participation Units”) and/or Unit Appreciation Rights (“Unit Appreciation Right”) (as further described immediately below in “Long-Term Incentive Compensation”).  Pursuant to the Plan and individual award agreements, the Committee has recommended and the Board has approved the award of 5.11 Equity Participation Units to Mr. Cahill on December 17. 2010.  Mr. Cahill’s award  shall vest in full on December 17, 2013.  Under the Plan, the Governance Committee is responsible for designing, reviewing and overseeing the administration of our executive compensation program.  Pursuant to the Governance Charter, the Governance Committee approved the compensation terms for Mr. Cahill and Ms. Kroymann when they were hired in 2009, and has approved all adjustments since that time.

Subsequently, during Fiscal Year 2010, the Governance Committee engaged a compensation consultant (the “Consultant”) to evaluate the compensation of Mr. Cahill and Ms. Kroymann in relation to other executive officers in comparable positions in the industry.  Additionally, during Fiscal Year 2010, the Governance Committee met with the Consultant and as a Governance Committee to develop a company-wide compensation philosophy based on comparable market data and establishment of a management evaluation process.

As such, the compensation of our two senior executives is designed to achieve the following objectives: (i) align the interests of executive officers and our Unit holders; (ii) attract, retain and motivate high caliber executive officers; and (iii) pay for performance by linking a significant amount of executive compensation to individual contribution to selected metrics of our business plan.  The following are the main elements of compensation under our agreements with our two senior officers.

● Base Salary: A portion of annual cash compensation is paid as base salary to provide a level of security and stability.  Mr. Cahill’s annual base salary under his employment agreement is $180,000 while Ms. Kroymann is paid $80,000 in base salary under her employment agreement.

● Annual Cash Incentive: We expect that a significant portion of the annual cash compensation paid to the executive officers will be directly related to the achievement of individual performance goals and contributions.  Awards were available for 2010 and were made to employees in November 2010.

● Long-Term Incentive Compensation:  As mentioned above, on June 30, 2010 our Board of Directors adopted the Plan for the purpose of attracting and retaining key personnel.  The Plan is designed to allow Participants, who consist of any officer or employee, to share in our value through the issuance of Equity Participation Units and/or Unit Appreciation Rights.  Each award will be granted pursuant to an individual award agreement, which will set forth the number of units or rights granted, the book value of our Series A Units as of the grant date for purposes of valuing each Equity Participation Unit or Unit Appreciation Right, the fiscal year for which the Equity Participation Unit or Unit Appreciation Right is granted, and any In-Service Payment Date (as defined in the Plan).  All awards will be recommended by our Governance Committee and then approved by the Board of Directors.

● Retirement and Welfare Benefits:  We sponsor both a standard 401(k) and Roth 401(k) plan. To be eligible to participate, a new hire is eligible to participate the first of the month after their start date. While eligible employees are given an option to enroll, those who do not choose either “yes” or “no” are automatically enrolled in the standard 401(k) plan at 3% withholding.  Under the program, we match the first 3%, and ½ of the next 2%, of the employee’s contributions.  Each participant picks his or her own investment strategy—either the planned grouping of investments or individually selected investments.  We have implemented a basic benefits plan for all full time employees, including medical, dental, life insurance and disability coverage.

Summary Compensation Table

The following table provides all compensation paid to our executive officers in fiscal years 2010 and 2009.  None of our officers received any stock or option awards, non-equity incentive plan compensation, or nonqualified deferred compensation in fiscal years 2009 and 2010.  Mr. Cahill was awarded 5.11 Equity Participation Units on December 17, 2010 (Fiscal Year 2011) which were valued as of September 30, 2010 at $3,914.28 per unit.  These units must vest over three years before Mr. Cahill may receive a payout under the Plan.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Brian T. Cahill, President and CEO	2010	$184,662	$15,0002)					$2,000(1)	$201,662
	2009	$6,428(3)							$6,428

Karen L. Kroymann, Controller	2010	$93,182	$10,000						$103,182
	2009	$21,538(4)							$21,538

(1)	This amount reflects the Company’s cost to provide a vehicle for Mr. Cahill’s use.
(2)	This amount is a signing bonus for the officer authorized in 2009 but paid in 2010.
(3)	Mr. Cahill’s annual base salary was $180,000 in 2009.
(4)	Ms. Kroymann’s annual base salary was $80,000 in 2009.

Board Meetings and Committees

During Fiscal Year 2010, sixteen meetings of the Board of Directors were held.  In addition, five meetings of the Audit Committee, nine meetings of the Corporate Governance/Compensation Committee, twelve meetings of the Risk Management Committee and two meetings of the Nominating Committee were held.  Each incumbent Director attended at 100% of the meetings during Fiscal Year 2010.  Each incumbent Director attended 100% of the meetings held by the committees of the Board of Directors on which each Director served during Fiscal Year 2010.

Audit Committee

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which operates under a written charter (the “Audit Committee Charter”) and currently consists of Michael K. Guttau (Chair), Theodore V. Bauer and Karol D. King.  All of the members of the Audit Committee meet the “independent director” standards applicable to companies listed on the Nasdaq Capital Market (though the Company’s Units are not listed on any exchange or quotation system).  The Board of Directors has determined that Mr. Guttau is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K under the Exchange Act.  Among other things, the Audit Committee has the authority for appointing and supervising the Company’s independent registered public accounting firm and is primarily responsible for approving the services performed by the Company’s independent registered public accounting firm and for reviewing and evaluating the Company’s accounting principles and system of internal accounting controls.  A copy of the Audit Committee charter is available on the Company’s website at www.sireethanol.com at “Investor Relations”.  The Audit Committee held five meetings in Fiscal Year 2010.

Nominating Committee

The Nominating Committee operates under a written charter (the “Nominating Committee Charter”), which is available on the Company’s website, www.sireethanol.com at “Investor Relations”.  The Nominating Committee Charter provides that the Nominating Committee will identify individuals qualified to become Board members for election by holders of the Company’s Series A units, to recommend to the Board persons to fill Board vacancies or to stand for election by members and to recommend to the Board nominees for each Board committee, including a financial expert to serve on the Company’s Audit Committee.  Presently, the Nominating Committee’s membership consists of Hubert M. Houser (Chair), Theodore V. Bauer, and Karol D. King, all of whom meet the “independent director” standards applicable to companies listed on the Nasdaq Capital Market (though the Company’s Units are not listed on any exchange or quotation system).  The Nominating Committee held two meetings in Fiscal Year 2010.

The Nominating Committee believes that having directors with relevant experience in business and industry, government, finance and other areas is beneficial to the Board as a whole.  Directors with such backgrounds can provide a useful perspective on significant risks and competitive advantages and an understanding of the challenges the Company faces.  With respect to nominating existing directors, the Nominating Committee reviews relevant information available to it, including the latest Board evaluations for such persons, if any, and assess their continued ability and willingness to serve as a director.  The Nominating Committee will also assess such persons’ contributions in light of the mix of skills and experience the Nominating Committee has deemed appropriate for the Board.  With respect to nominations of new directors, the Nominating Committee will conduct a thorough search to identify candidates based upon criteria the Nominating Committee deems appropriate and considering the mix of skills and experience necessary to complement existing Board members.  The Nominating Committee will then review selected candidates and make a recommendation to the Board.  The Nominating Committee may seek input from other Board members or senior management in identifying candidates.

The Nominating Committee Charter provides that the Nominating Committee will consider director candidates recommended by Unit holders the same way it evaluates other individuals for nomination as a new director, provided that must be made in accordance with the Company’s Operating Agreement (see “Member Proposals for the 2012 Annual Meeting”, below).

Corporate Governance/Compensation Committee Report

The Corporate Governance/Compensation Committee operates under the Compensation Committee Charter, which is available on the Company’s website, www.sireethanol.com at “Investor Relations”.  The Corporate Governance/Compensation Committee Charter provides that the Corporate Governance/Compensation Committee will annually review and approve the Company’s compensation program for its Directors, officers and managers.  The Corporate Governance/Compensation Committee Charter does not exclude from the Corporate Governance/Compensation Committee’s membership Directors who also serve as officers or Interested Directors.  Presently, the Corporate Governance/Compensation Committee’s membership consists of Thomas J. Schmitt (Chair), Theodore V. Bauer and Karol D. King.  As further described above, Mr. Schmitt is considered an Interested Director.   Messrs. Bauer and King, who also serve as officers of the Company, participated in recommending to the Board Company’s Compensation Policy.  Messrs. Bauer and King are not separately compensated for their roles as Chairman of the Board or Secretary and Treasurer, respectively, other than the compensation received for their roles on the Board, as discussed above.  The Corporate Governance/Compensation Committee held thirteen meetings in Fiscal Year 2010.  The Corporate Governance/Compensation Committee Charter provides that the Corporate Governance/Compensation Committee may form and delegate its responsibilities to subcommittees.  As previously discussed above, the Corporate Governance/Compensation Committee uses the Consultant, from time to time, to assist in its determination of Director, officer and managers’ compensation.  The Corporate Governance/Compensation Committee has reviewed and discussed the compensation discussion and analysis set forth under the above section titled “Compensation of Executive Officer“ with management, and based on such review and discussions, has recommended to the Board of Directors that such discussion and analysis be included in this proxy statement.

CORPORATE GOVERNANCE/COMPENSATION COMMITTEE:
Thomas J. Schmitt, Chair
Theodore V. Bauer
Karol D. King

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements for Fiscal Year 2010 with management and discussed other matters related to the audit with the independent auditors.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  The Audit Committee met with the independent auditors, with and without management present, and discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).  The independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board

Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors the firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Company’s Board of Directors include the audited financial statements in the Company’s Annual Report to Members for Fiscal Year 2010.

AUDIT COMMITTEE:
Michael K. Guttau, Chair
Theodore V. Bauer
Karol D. King

Independent Public Accountant Fees and Services

The following table presents fees paid for professional services rendered by the Company’s independent public accountants for the Company’s Fiscal 2010 and Fiscal 2009:

Fee Category	Fiscal 2010 Fees	Fiscal 2009 Fees

Audit Fees	$139,500	$140,300

Audit-Related Fees	$0	$0

Tax Fees	$56,991	$83,991

All Other Fees	$0	$0

Total Fees	$196,491	$224,291

Audit Fees are for professional services rendered by McGladrey & Pullen, LLP (“McGladrey”) for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by McGladrey in connection with statutory and regulatory filings or engagements, including review of SEC registration statements and related correspondence.

Audit-Related Fees are for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions, consultations concerning financial accounting and reporting standards.  The Company did not pay any fees for such services in Fiscal 2010 or 2009.

Tax Fees are for professional services rendered by RSM McGladrey, Inc., an affiliate of McGladrey, for tax compliance, tax advice and tax planning and include preparation of federal and state income tax returns, and other tax research, consultation, correspondence and advice.

All Other Fees are for services other than the services reported above.  The Company did not pay any fees for such other services in Fiscal 2010 or 2009.

The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of McGladrey.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent auditors.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.  The Audit Committee may also pre-approve particular services on a case-by-case basis.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors voted in favor of the appointment of McGladrey to serve as the Company’s independent public accountants for the Company’s fiscal year ending September 30, 2010.  A representative of McGladrey is expected to be present at the 2011 Annual Meeting with an opportunity to make a statement, and will be available to respond to appropriate questions.

MEMBER PROPOSALS FOR THE 2012 ANNUAL MEETING

Under the rules of the SEC, including Rule 14a-8 of the Exchange Act, any Member proposal to be considered by the Company for inclusion in the proxy material for the 2012 Annual Members’ Meeting—which we presently plan to hold in March 2012, must be received by the Secretary of the Company, 10868 189th Street, Council Bluffs, Iowa 51503, at a reasonable time prior to when the Company mails the proxy materials for that meeting.  Accordingly, we determined that Members must submit proposals related to the 2012 Annual Members’ Meeting to the Company by October 7, 2011.  The submission of a proposal does not guarantee its inclusion in the proxy statement or presentation at the annual meeting unless certain securities laws requirements are met.  Proposals submitted later than October 7, 2011 will be considered untimely and will not be included in the Company’s proxy statement for the 2012 Annual Members’ Meeting.

Under the Company’s Operating Agreement, Members may nominate persons for election as Directors of the same Series, but in the case of Series A Directors, Series A Members must notify the Secretary of the Company in writing not less than 120 days prior to the one year anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting.  Accordingly, Members desiring to nominate a Director for election at the 2012 Annual Meeting of Members must give written notice of the nomination to the Secretary of the Company not later than October 7, 2011.  As the Board of Directors may provide by resolution, the Company’s proxies will have discretionary authority to vote with respect to any matter that may be presented at an annual meeting which does not comply with these notice requirements.  Members’ nomination notices must contain the specific information set forth in Section 5.3(e) of the Company’s Operating Agreement.  A copy of the Company’s Operating Agreement will be furnished to Members without charge upon written request to the Secretary of the Company.

In the event a Member wishes to propose any other matter for consideration at a meeting of the Members, under the Company’s Operating Agreement, Members representing an aggregate of not less than thirty percent (30%) of all of the Units may demand that the Board of Directors call a meeting of Members.

MEMBER COMMUNICATION

Any Member wishing to communicate with any of the Company’s Directors regarding matters related to the Company may provide correspondence to the Director in care of the Secretary, Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, IA 51503. The Chairman of the Corporate Governance/Compensation Committee will review and determine the appropriate response to questions from the Unitholders, including whether to forward communications to individual Directors.  The Independent Directors review and approve the Member communication process periodically to ensure effective communication with Members.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented for action at the 2011 Annual Meeting.  If any matters do come before the 2011 Annual Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by he proxy at the 2011 Annual Meeting.

EXPENSES OF SOLICITATION OF PROXIES

In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and other employees of the Company, who will not receive additional compensation for such services.  The Company has not employed any party to solicit proxies for the 2011 Annual Meeting.   The costs of this solicitation will be borne by the Company.

PERIODIC REPORTS

The Company’s financial statements and related financial information required to be provided to Members in connection with this Proxy Statement are contained in the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2010 (the “Annual Report”), which was filed with the SEC on November 23, 2010.  The Annual Report is attached to the Company’s Fiscal Year 2010 Annual Report, which accompanies this Proxy Statement, both of which are available on the Company’s website at www.sireethanol.com at the “Investor Relations” tab, but these documents are not deemed a part of the proxy soliciting material.  Members may request paper copies of the Annual Report itself, this Proxy Statement and the Proxy Card by sending an e-mail to Betty Harmsen at proxy@sireethanol.com, calling (877) 776-5999, or by downloading a copy at www.sireethanol.com.  Members may make a request for all future meetings or only for the 2011 Annual Members Meeting.  A copy of the exhibits to the Annual Report will be mailed to Members free of charge upon request to Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, Iowa 51503, or by calling (877) 776-5999.  Such requests must set forth a good faith representation that the requesting party was either a holder of record or a beneficial owner of Units of the Company on June 1, 2010.

The Notice of the 2011 Annual Meeting was mailed to all Members of record on February 4, 2011 and the Proxy Card will be separately mailed on or about February 14, 2011.  All Members are encouraged to date, sign and return the Proxy Card at your earliest convenience in the postage paid envelope which accompanies that mailing.

Alternatively, the Proxy Card is available at www.sireethanol.com at the “Investor Relations” tab.  Any Member of record may print out the Proxy Card and submit that as authorization to vote by proxy at the 2011 Annual Meeting.  You do not need to provide any personal information to print off a Proxy Card - you will only need to confirm your Unit ownership on the Proxy Card in order for your vote to be counted.  You may return the signed and dated Proxy Card in an envelope addressed to Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, Iowa 51503, at your earliest convenience.

Prompt submission of your Proxy Card to the Company will be appreciated as it will save the expense of further mailings and telephone solicitations.

By Order of the Board of Directors

Theodore V. Bauer, Secretary

Council Bluffs, Iowa
February 4, 2011

Southwest Iowa Renewable Energy, LLC
Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting of Members
March 18, 2011

The undersigned hereby appoints Karol D. King and Theodore V. Bauer and each of them, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote all of the Units of SOUTHWEST IOWA RENEWABLE ENERGY, LLC (the “Company”) held of record by the undersigned on January 21, 2011, at the Annual Meeting of Members of the Company to be held on March 18, 2011 and any adjournment(s) thereof.

The proxy when properly executed will be voted as directed by the undersigned Member.  If directors are not indicated, the proxy will be voted to elect the nominee described in item 1. The proxies, in their discretion, are further authorized to vote (a) on matters which the Board of Directors did not know would be presented at the Annual Meeting within the time period specified in the Company’s Third Amended and Restated Operating Agreement; and (b) on other matters which may properly come before the Annual Meeting and any adjournments or postponements thereof.

Members have the right to vote cumulatively in the election of directors and at the Members’ Meeting, the proxies intend to vote cumulatively and to allocate votes among the director nominees listed below, unless authority to vote for any nominee is withheld.

(continued, and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

					Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1. To elect one Director to serve until the 2015 Annual Meeting of Members or until his successor shall be elected and qualified;				FOR	AGAINST	ABSTAIN
	FOR Nominee ☐	WITHHOLD Authority For nominee ☐	2. To transact such other business that may properly come before the meeting and any adjournment thereof.	☐	☐	☐
Director Nominee:
01 Michael K. Guttau

PLEASE SIGN, DATE AND RETURN THIS PROXY to Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, Iowa 51503.
Signature _____________________________ Title _________________________________ Print ________________________________ Address of Unit Holder: City, State, Zip		*Signature ____________________________ Title _________________________________ Print ________________________________ Address of Unit Holder: City, State, Zip		Date _______________

Please sign your name exactly as it appears on the Unit Certificate.  If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
*If Units are held jointly, each holder should sign.

February 4, 2011

Important notice regarding the availability of proxy materials for the Members meeting to be held on March 18, 2011.

Dear Member of Southwest Iowa Renewable Energy, LLC:

Internet Availability:

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for our 2011 Annual Members Meeting are available on the internet.  This communication presents only an overview of the more complete proxy materials that are available on the internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.  In addition, we plan to separately mail to you the proxy card only.  Under applicable rules, we must wait 10 days before sending the proxy card to you.

The proxy statement, proxy card and the 2010 annual report to Members can be accessed at www.sireethanol.com by clicking on the “Investor Relations” tab.

If you would like to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before March 1, 2011 to facilitate timely delivery.

Annual Meeting Matters:

The 2011 Annual Members Meeting will be held on Friday, March 18, 2010, at 1:00 p.m. Central Daylight Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575.  Only holders of Series A, B and C Units in the Company as of January 21, 2011 (the “Record Date”) are entitled to notice of, and to vote at (if appropriate), the meeting and any adjournment thereof.  If you attend the Annual Meeting in March, you may nevertheless revoke the proxy and vote in person even though you previously mailed the proxy card.

Proposals to be voted on at the Annual Meeting are listed below:

1.	The Series A Members are to elect one Series A Director to serve until the 2015 Annual Member Meeting or until his successor shall be elected and qualified; and

2.	To transact such other business as may properly come before the meeting and any adjournment thereof.

This Notice also constitutes notice to Members of the 2011 Annual Members Meeting required under our Third Amended and Restated Operating Agreement.

Instructions:

You may access the following proxy materials at www.sireethanol.com:

☑	Notice of the 2011 Annual Members Meeting	☑	The Company’s 2011 Proxy Statement
☑	The Company’s 2010 Annual Report	☑	A proxy card for the 2011 Annual Members Meeting

You may access your proxy materials and proxy card online by visiting www.sireethanol.com and clicking on the “Investor Relations” tab.  Once you have carefully reviewed all of the proxy materials, please print off the proxy card, execute it and mail it to us at Southwest Iowa Renewable Energy, LLC, Attn: Investor Relations, 10868 189th Street, Council Bluffs, Iowa 51503.  You do not need to provide any personal information to print off a proxy card—but you will need to provide enough information on the proxy card to allow us to verify your unit ownership in order for your vote to be counted.

If you prefer a paper copy of the proxy materials, you may request one by sending an e-mail to proxy@sireethanol.com, calling (877) 776-5999, or by making a request at www.sireethanol.com by clicking on the “Contact Us” tab and sending the request in the electronic form provided.  You have the opportunity to make a request to receive paper copies for all future meetings or only for the 2011 Annual Members Meeting.  Unit Holders as of the Record Date are encouraged and cordially invited to attend the 2011 Annual Members Meeting.

Map directions to the 2011 Annual Members Meeting can be found at www.sireethanol.com.

NOTICE OF ANNUAL MEETING OF MEMBERS
TO BE HELD MARCH 18, 2011

To the Members of Southwest Iowa Renewable Energy, LLC:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Members of Southwest Iowa Renewable Energy, LLC, an Iowa limited liability company (the “Company”), will be held on March 18, 2011, at 1:00 p.m. Central Daylight Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575, for the following purposes:

1.      To elect one Series A Director to serve until the 2015 Annual Member Meeting or until his successor shall be elected and qualified; and

2.      To transact such other business as may properly come before the meeting and any adjournment thereof.

Only holders of Units of the Company of record at the close of business on January 21, 2011, will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.   Only holders of Series A Units will be entitled to vote for the Series A Director nominated for election at the 2011 Annual Meeting.  Directions to the annual meeting location may be found at www.sireethanol.com.

By Order of the Board of Directors

Karol King Chairman

Your Board of Directors desire that all Members be present in person or represented by proxy at the Annual Meeting.  Even if you plan to attend in person, please date, sign and return a Proxy Card, a copy is enclosed for your convenience or a copy is available at www.sireethanol.com.  Return your Proxy Card at your earliest convenience so that your vote may be counted.  If you do attend the meeting in March, you may revoke your proxy and vote in person even though you mailed the Proxy Card.  The Proxy Card must be signed by each registered Member exactly as set forth on the Proxy Card.